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                                                                    Exhibit 10.1









                                    AMENDMENT

                                       TO

                         EXECUTIVE EMPLOYMENT AGREEMENT


                           dated as of April 11, 1997


                                     between



                          Strategic Distribution, Inc.



                                       and



                                 John M. Sergey











                           Dated as of March 11, 1999



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                                    AMENDMENT
                                       TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Amendment to that certain Executive Employment Agreement, dated as of April 11, 1997, is made as of the 11th day of March 1999, by and between STRATEGIC DISTRIBUTION, INC., a Delaware corporation (the "COMPANY"), and JOHN
M. SERGEY (the "EXECUTIVE").

                              W I T N E S S E T H:

         WHEREAS, the parties have entered into that certain Executive Employment Agreement, dated as of April 11, 1997 (the "AGREEMENT"); and

         WHEREAS, the parties desire to amend certain of the terms of the Agreement;

         NOW THEREFORE, in consideration of the foregoing premises, it is hereby agreed by and between the parties as follows:

                  1.1. Section 2 of the Agreement is hereby amended by deleting the word "third" on the fifth line thereof and replacing it with the word "sixth" in its stead.

                  1.2. Section 3(a) of the Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following sentence in its place and stead.

         "As compensation for the performance of the Executive's services hereunder, the Company shall pay to the Executive a base salary (the "SALARY") of (i) Three Hundred Sixty Thousand Dollars ($360,000) per annum for the period from April 11, 1997 to and including December 31, 1998 and (ii) Four Hundred Thousand Dollars ($400,000) per annum thereafter, with increases, if any, as may be approved in writing by the Board of Directors."

                  1.3. Section 3 of the Agreement is hereby further amended by adding the following new Sections 3(e) and 3(f) after Section 3(d) thereto:

         "(e) ADDITIONAL BENEFITS APPROVED DECEMBER 16, 1998. The Executive shall be entitled to the additional benefits described under the heading "Additional Sergey Compensation Matters " set forth in the excerpt from the Unanimous Written Consent of the board of directors of the Company dated December 16, 1998, a copy of which excerpt is attached hereto as Exhibit A.


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         (f) ADDITIONAL BENEFITS APPROVED MARCH 11, 1999. The Executive shall be entitled to the additional benefits described under the heading "Grant of Sergey Stock Options" set forth in Resolutions adopted by the
         Section 162(m) Committee of the board of directors of the Company on March 11, 1999, a copy of which Resolutions is attached hereto as Exhibit B."

                  1.4. Section 6(b) of the Agreement is hereby amended by deleting the words "ninety (90) days" in the eighth and ninth lines thereof and replacing them with the words "one hundred eighty (180) days" in their stead.

                  1.5. Section 6(d) of the Agreement is hereby amended by deleting the fourth sentence thereof in its entirety and replacing it with the following sentence in its place and stead:

         "The term "SUBSTANTIAL BREACH" means any material breach by the Company of its obligations hereunder consisting of: (i) the failure of the Company to pay the Executive the Salary or Bonus, if any, in accordance with Section 3(a) and (b) hereof; (ii) the failure by the Company to substantially maintain and continue the Executive's participation in benefit plans as provided in Section 3(c) hereof; (iii) the failure by the Company to comply with Section 3(e) hereto within a reasonable time after the date of the Unanimous Written Consent referred to in Section 3(e); (iv) any material diminishment in the duties or responsibilities of the Executive described in Section 1 including without limitation a change in the functions which report, directly or indirectly, to the Executive; (v) any relocation of the Company's headquarters to a location more than fifty (50) miles from the current headquarters of the Company without the written consent of the Executive; (vi) a merger, reorganization or other business combination involving the Company if the Company is not the surviving corporation; (vii) a sale of all or substantially all of the Company's assets; or (viii) the acquisition by a person (as such term is used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "ACT")) other than a shareholder identified in the Company's most recent proxy statement, of beneficial ownership (as such term is used in Rule 13d-3 promulgated under the Act) of twenty percent (20%) or more of the issued and outstanding common stock of the Company (a "CONTROL ACQUISITION") if, during the twelve month period following the Control Acquisition (the "MEASUREMENT YEAR") one of the following shall occur:
         (A) there is a change in the composition of the Board of Directors of the Company which results, on any date during the Measurement Year, in a majority of the members of the Board being comprised of individuals who were not members of the Board prior to the date of the Control Acquisition, or (B) there is a change in the composition of the Executive



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         Committee of the Board of Directors of the Company which results, on any date during the Measurement Year, in a majority of the members of the Executive Committee being comprised of individuals who were not members of the Executive Committee prior to the date of the Control Acquisition; PROVIDED, HOWEVER, that the term "SUBSTANTIAL BREACH" shall not include a termination of the Executive's employment hereunder pursuant to Section 6(b) or (c) hereof."

                  1.6. The Agreement is further amended by adding a new Exhibit A and a new Exhibit B to the Agreement, which Exhibits A and B are attached to this Amendment.






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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                    STRATEGIC DISTRIBUTION, INC.



                                    By:/s/ Andrew M. Bursky
                                       ------------------------------
                                       Name: Andrew M. Bursky
                                       Title: Chairman


                                    EXECUTIVE


                                    /s/ John M. Sergey
                                    ---------------------------------
                                    John M. Sergey
                                    125 Brownsburg Road East
                                    New Hope, Pennsylvania 18938
                                    fax: (215) 504-4427




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                                                                       EXHIBIT A


                                    ACTION BY

                          UNANIMOUS WRITTEN CONSENT OF

                            THE BOARD OF DIRECTORS OF

                          STRATEGIC DISTRIBUTION, INC.

The undersigned, being all of the directors of Strategic Distribution, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), do hereby consent, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, to the adoption of the following resolutions by the Board of Directors of the Corporation without a meeting and to the actions authorized thereby:

AMENDMENTS TO SERGEY EMPLOYMENT AGREEMENT

WHEREAS, the Company wishes to amend certain of the terms of employment contract of John M. Sergey, President and Chief Executive Officer of the Company.

         NOW, THEREFORE, BE IT RESOLVED, that Section 2 of the Executive Employment Agreement, dated as of April 11, 1997, by and between John
         M. Sergey and the Company (the "Sergey Employment Agreement") be amended to extend the termination date of the Agreement from May 1, 2000 to May 1, 2003; and be it further

         RESOLVED, that Mr. Sergey's minimum Salary under Section 3(a) of the Sergey Employment Agreement shall be increased from $360,000 per annum to $400,000 per annum, effective January 1, 1999; and be it further

         RESOLVED, that Section 6(b) of the Sergey Employment Agreement be amended to provide that the Company shall not have the right to terminate Mr. Sergey's employment as a result of Mr. Sergey's disability until such time as Mr. Sergey shall have been unable, as a result of injuries or illnesses that are substantially related to each other, to perform the duties required of him under the Sergey Employment Agreement for an aggregate of one hundred eighty (180) days (whether or not consecutive) during any twelve (12) month period during the term of the Sergey Employment Agreement; and be it further



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         RESOLVED, that Clause (vii) of Section 6(d) of the Sergey Employment
         Agreement be amended in its entirety to read as follows:

                  (vii) the acquisition by a person (as such term is used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Act")) other than a shareholder identified in the Company's most recent proxy statement, of beneficial ownership (as such term is used in Rule 13d-3 promulgated under the Act) of twenty percent (20%) or more of the issued and outstanding common stock of the Company (a "Control Acquisition") if, during the twelve month period following the Control Acquisition (the "Measurement Year") one of the following shall occur (A) there is a change in the composition of the Board of Directors of the Company which results, on any date during the Measurement Year, in a majority of the members of the Board being comprised of individuals who were not members of the Board prior to the date of the Control Acquisition, or (B) a change in the composition of the Executive Committee of the Board of Directors of the Company which results, on any date during the Measurement Year, in a majority of the members of the Executive Committee being comprised of individuals who were not members of the Executive Committee prior to the date of the Control Acquisition;

         and be it further

         RESOLVED, that the Chairman of the Company, the Chief Financial Officer of the Company, and any Vice President of the Company, each acting singly, hereby is authorized and empowered to execute and deliver in the name of the Company such agreements, certificates, instruments and other documents and to take all such other actions as may be necessary, desirable or appropriate in connection with the matters approved herein.

ADDITIONAL SERGEY COMPENSATION MATTERS

WHEREAS, the Company wishes to address certain other compensation matters related to the Company's employment of John M. Sergey.

         NOW, THEREFORE, BE IT RESOLVED, that the bonus target for Mr. Sergey in future years shall remain 100% of Mr. Sergey's base salary, the actual amount of Mr. Sergey's bonus for services rendered in 1999 to be determined by the Committee in early 2000, based upon Mr. Sergey's achievement of performance criteria,; and be it further



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         RESOLVED, that the Company eliminate the existing $2 million term life insurance policy maintained for Mr. Sergey, and replace such policy with a Company-funded $2.6 million "split-dollar" life insurance policy (the "New Life Policy"), which New Life Policy will have the following terms (i) annual cost to the Company of approximately $210,000, the first $100,000 of which will be paid from bonus compensation that would otherwise be paid to Mr. Sergey (i.e., for so long as the Company is paying premiums under the New Life Policy, each annual bonus otherwise payable to Mr. Sergey will be reduced by $100,000), (ii) at the end of five years, the Company will receive a payment of $400,000 under the policy, and the remainder of the policy, including future funding obligations, will be assigned to Mr. Sergey, and (iii) the Company will retain the right to a $400,000 death benefit under the New Life Policy up until the time that the Company receives the $400,000 payment described in clause (ii); and be it further

         RESOLVED, that the benefit payable to Mr. Sergey under his long term disability insurance be increased from $20,000 per month to $24,000 per month effective January 1, 1999; and be it further

         RESOLVED, that the Chairman of the Company, the Chief Financial Officer of the Company, and any Vice President of the Company, each acting singly, hereby is authorized and empowered to execute and deliver in the name of the Company such agreements, certificates, instruments and other documents and to take all such other actions as may be necessary, desirable or appropriate in connection with the matters approved herein.



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                                                                       EXHIBIT B


GRANT OF SERGEY STOCK OPTIONS:

RESOLVED, that the Company shall grant non-qualified stock options for 400,000 shares of the Company's common stock to John M. Sergey (the "Sergey Non-Qualified Options"). The Sergey Non-Qualified Options shall be granted as of March 11, 1999 and shall be granted under the Company's 1999 Incentive Stock Option Plan (the "1999 Plan"), subject to the approval of the 1999 Plan by the shareholders of the Company. The exercise price of the Sergey Non-Qualified Options shall be the greater of (A) $2.81 per share, and (B) the price per share which was equal to the mean between the last quoted bid and asked prices of the Company's Common Stock on March 10, 1999, as reported on the Nasdaq National Market System. Vesting of the Sergey Non-Qualified Options shall be governed by the following provisions:

        (a) Subject to the provisions of paragraphs (b), (c) and (d) below, the Sergey Non-Qualified Options will vest and become exercisable in full on December 16, 2005.

        (b) Notwithstanding the provisions of paragraph (a) above, and subject to the provisions of paragraphs (c) and (d) below:

                 (i) The first 200,000 of the Sergey Non-Qualified Options may be exercised prior to December 16, 2005 if, and after such date as, the Company's common stock has traded at or above $6.00 per share for thirty consecutive trading days; and

                 (ii) The remaining 200,000 of the Sergey Non-Qualified Options may be exercised prior to December 16, 2005 if, and after such date as, the Company's common stock has traded at or above $9.00 per share for thirty consecutive trading days.

        (c) Notwithstanding the provisions of paragraph (b) above, and subject to the provisions of paragraph (d) below, (i) none of the Sergey Non-Qualified Options may be exercised prior to December 16, 1999, (ii) no more than 100,000 of the Sergey Non-Qualified Options may be exercised prior to December 16, 2000, (iii) no more than a total of 200,000 of the Sergey Non-Qualified Options may be exercised prior to December 16, 2001, and (iv) no more than a total of 300,000 of the Sergey Non-Qualified Options may be exercised prior to December 16, 2002.



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GRANT OF SERGEY STOCK OPTIONS: (cont'd)

        (d) Notwithstanding the provisions of paragraphs (a), (b) and (c) above, all of the Sergey Non-Qualified Options will become immediately exercisable upon a Change in Control of the Company.

        (e) For the purposes of paragraph (d) above, a "Change in Control of the Company" means (i) a merger, reorganization or other business combination involving the Company if the Company is not the surviving corporation, (ii) a sale of all or substantially all of the Company's assets; or (iii) the acquisition by a person other than a shareholder identified in the Company's most recent proxy statement of beneficial ownership of twenty percent (20%) or more of the issued and outstanding common stock of the Company (a "Control Acquisition") if, at any time during the twelve month period following the Control Acquisition (the "Measurement Year") one of the following shall occur (A) there is a change in the composition of the Board of Directors of the Company which results, on any date during the Measurement Year, in a majority of the members of the Board being comprised of individuals who were not members of the Board prior to the date of the Control Acquisition, or (B) a change in the composition of the Executive Committee of the Board of Directors of the Company which results, on any date during the Measurement Year, in a majority of the members of the Executive Committee being comprised of individuals who were not members of the Executive Committee prior to the date of the Control Acquisition.